        EXHIBIT 4.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
WESTMORELAND COAL COMPANY, et al.,	)	Case No. 18-35672 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
	)	Re: Docket No. 13
INTERIM ORDER APPROVING NOTIFICATION AND
HEARING PROCEDURES FOR CERTAIN TRANSFERS OF AND
DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK

Upon the motion (the “Motion”) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an interim order (this “Interim Order”), (a) approving the Procedures related to transfers of Beneficial Ownership of Common Stock, and (b) directing that any purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock in violation of the Procedures shall be null and void ab initio, all as more fully set forth in the Motion; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and that this Court may enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”);

and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:
1.    The Motion is granted on an interim basis as set forth herein.
2.    The final hearing (the “Final Hearing”) on the Motion shall be held on October 30, 2018, at 1:00 p.m., prevailing Central Time.  Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time, on October 23, 2018, and shall be served on:  (a) the Debtors, Westmoreland Coal Company, 9540 South Maroon Circle, Suite 300, Englewood, Colorado 80112, Attn.:  Jennifer Grafton; (b) proposed counsel to the Debtors, Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654, Attn.:  Gregory F. Pesce and Timothy R. Bow; (c) proposed co-counsel for the Debtors, Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn.: Patricia B. Tomasco, Matthew D. Cavenaugh, and Jennifer F. Wertz; (d) counsel to the indenture trustee under the WLB Debtors’ 8.75% senior secured notes due 2022; (e) counsel to the ad hoc group of lenders under the WLB Debtors’ prepetition term loan due 2020 and the WLB Debtors’ 8.75% senior secured notes due 2022, Kramer Levin Naftalis & Frankel, LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn.: Thomas Moers Mayer and Stephen Zide; (f) co-counsel to the ad hoc group of lenders under the WLB Debtors’ prepetition term loan due 2020 and the WLB Debtors’ 8.75% senior secured notes due 2022, Porter Hedges LLP, 1000 Main Street, Houston, Texas 77002, Attn.: John F. Higgins; (g) counsel to the administrative agent under the WLB Debtors’ prepetition term loan facility due 2020; (h) counsel to the administrative agent under the WLB Debtors’ bridge loan facility; (i)  counsel to the administrative agent under the WMLP Debtors’ term loan facility due 2018;

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(j) counsel to the ad hoc committee of certain lenders under the WMLP Debtors’ term loan facility due 2018, Schulte Roth & Zabel, 919 Third Avenue, New York, NY 10022, Attn.: David M. Hillman and Kristine Manoukian; (k) counsel to the administrative agent under the WLB Debtors’ proposed debtor-in-possession financing facility; (l) counsel to the lenders under the WLB Debtors’ proposed debtor‑in‑possession financing, Kramer Levin Naftalis & Frankel, LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn.: Thomas Moers Mayer and Stephen Zide; (m) co-counsel to the lenders under the WLB Debtors’ proposed debtor-in-possession financing facility, Porter Hedges LLP, 1000 Main Street, Houston, Texas 77002, Attn.:  John F. Higgins; (n) counsel to the Conflicts Committee of the Board of Directors for Westmoreland Resource Partners GP, LLC, Jones Day, 77 W. Wacker Dr., Chicago, Illinois 60601, Attn.:  Timothy Hoffman, Jones Day, 901 Lakeside Ave E, Cleveland, OH 44114 Attn.:  Heather Lennox; (o) counsel to any statutory committee appointed in these cases; and (p) Office of The United States Trustee, 515 Rusk Street Houston, Texas 77002.  In the event no objections to entry of a final order on the Motion are timely received, this Court may enter such final order without need for the Final Hearing.
3.    The Procedures, as set forth in Exhibit 1 attached hereto, are approved.
4.    Any transfer of or declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio.
5.    In the case of any such transfer of Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such transfer shall be required to take remedial actions specified by the Debtors, which may include the actions specified in Private Letter Ruling 201010009 (Dec. 4, 2009), to appropriately reflect that such transfer is null and void ab initio.

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6.    In the case of any such declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including the notice requirements, the person or entity making such declaration shall be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.
7.    The Debtors may retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.
8.    To the extent that this Interim Order is inconsistent with any prior order or pleading with respect to the Motion in these cases, the terms of this Interim Order shall govern.
9.    The requirements set forth in this Interim Order are in addition to the requirements of all applicable law and do not excuse compliance therewith.
10.    Notwithstanding the relief granted in this Interim Order and any actions taken pursuant to such relief, nothing in this Interim Order shall be deemed: (a) an admission as to the validity of any prepetition claim against a Debtor entity; (b) a waiver of the Debtors’ or any other party in interest’s rights to dispute any prepetition claim on any grounds; (c) a promise or requirement to pay prepetition claims; (d) an implication or admission that any particular claim is of a type specified or defined in the Motion or any order granting the relief requested by this Motion; (e) a request or authorization to assume any prepetition agreement, contract, or lease pursuant to section 365 of the Bankruptcy Code; or (f) a waiver of the Debtors’ or any other party in interest’s rights under the Bankruptcy Code or any other applicable law.
11.    Solely with respect to the WMLP Debtors, notwithstanding anything to the contrary set forth herein: (a) any payment to be made, or authorization contained, hereunder shall be subject to the requirements imposed on the WMLP Debtors under any orders authorizing the WMLP

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Debtors’ use of cash collateral (in each case, the “Cash Collateral Order”), including any budget in connection therewith (the “WMLP Budget”); and (b) to the extent there is any inconsistency between the Cash Collateral Order and any action taken or proposed to be taken hereunder, the terms of the Cash Collateral Order and the WMLP Budget shall control.
12.    Solely with respect to the WLB Debtors, notwithstanding anything to the contrary set forth herein:  (a) any payment to be made, or authorization contained, hereunder shall be subject to the requirements imposed on the WLB Debtors under the WLB Debtors’ postpetition financing agreement (including with respect to any budgets governing or relating therewith, the “DIP Documents”) and any orders (in each case, the “DIP Order”) approving the DIP Documents and governing the WLB Debtors’ use of cash collateral; and (b) to the extent there is any inconsistency between the DIP Order and any action taken or proposed to be taken hereunder, the terms of the DIP Order and DIP Documents shall control.
13.    The contents of the Motion satisfy the requirements of Bankruptcy Rule 6003(b).
14.    Notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion and the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.
15.    Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Interim Order are immediately effective and enforceable upon its entry.
16.    The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Interim Order in accordance with the Motion.
17.    This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Interim Order.

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Dated: October 9, 2018	/s/ David R. Jones
Houston, Texas	DAVID R. JONES UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1
Procedures for Transfers of and Declarations of Worthlessness with Respect to Beneficial Ownership of Common Stock

PROCEDURES FOR TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK

The following procedures apply to transfers of Common Stock:

a.
Any entity (as defined in section 101(15) of the Bankruptcy Code) who currently is or becomes a Substantial Shareholder (as defined herein) must file with the Court, and serve upon: (i) the Debtors, Westmoreland Coal Company, 9540 South Maroon Circle, Suite 300, Englewood, Colorado 80112, Attn.:  Jennifer Grafton; (ii) proposed counsel to the Debtors, Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654, Attn.:  Gregory F. Pesce and Timothy R. Bow; (iii) proposed co-counsel for the Debtors, Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn.: Patricia B. Tomasco, Matthew D. Cavenaugh, and Jennifer F. Wertz; (iv) counsel to the indenture trustee under the Debtors’ 8.75% senior secured notes due 2022; (v) counsel to the ad hoc group of lenders under the Debtors’ prepetition term loan due 2020 and the Debtors’ 8.75% senior secured notes due 2022, Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn.:  Thomas Moers Mayer and Stephen Zide; (vi) co-counsel to the ad hoc group of lenders under the WLB Debtors’ prepetition term loan due 2020 and the WLB Debtors’ 8.75% senior secured notes due 2022, Porter Hedges LLP, 1000 Main Street, Houston, Texas 77002, Attn.: John F. Higgins; (vii) the administrative agent under the Debtors’ prepetition term loan facility due 2020, Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, Wilmington, DE 19801, Attn.:  Geoffrey J. Lewis; (viii) the administrative agent under the Debtors’ proposed debtor‑in‑possession financing facility, Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, Wilmington, DE 19801, Attn.:  Geoffrey J. Lewis; (ix) counsel to the lenders under the Debtors’ proposed debtor-in-possession financing facility, Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn.:  Thomas Moers Mayer and Stephen Zide; (x) co-counsel to the lenders under the Debtors’ proposed debtor-in-possession financing facility, Porter Hedges LLP, 1000 Main Street, Houston, Texas 77002, Attn.: John F. Higgins; (xi) the transfer agent for the Debtors’ Common Stock, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, Attn.:  Theresa Henshaw; (xii) counsel to the Conflicts Committee of the Board of Directors for Westmoreland Resource Partners GP, LLC, Jones Day, 77 W. Wacker Dr., Chicago, Illinois 60601, Attn.:  Timothy Hoffman, Jones Day, 901 Lakeside Ave E, Cleveland, OH 44114 Attn.:  Heather Lennox; (xiii) counsel to any statutory committee appointed in these cases; (xiv) Office of The United States Trustee, 1515 Rusk Street Houston, Texas 77002; and (xv) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”), a declaration of such status, substantially in the form of Exhibit 1A attached to these Procedures (each, a “Declaration of Status as a Substantial Shareholder”), on or before the later of (i) 30 calendar days after the date of the Notice of Interim Order (as defined herein), or (ii) 10 calendar days after becoming a Substantial Shareholder; provided that, for the avoidance of doubt, the other procedures set forth herein shall apply to any Substantial Shareholder even if no Declaration of Status as a Substantial Shareholder has been filed.

b.
Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1B attached to these Procedures (each, a “Declaration of Intent to Accumulate Common Stock”).

c.
Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in a decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual ceasing to be a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1C attached to these Procedures (each, a “Declaration of Intent to Transfer Common Stock,” and together with a Declaration of Intent to Accumulate Common Stock, each, a “Declaration of Proposed Transfer”).

d.
The Debtors shall have 30 calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize their Tax Attributes. If the Debtors file an objection, such transaction will remain ineffective unless such objection is withdrawn by the Debtors, or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 30-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 30‑day waiting period for each Declaration of Proposed Transfer.

e.
For purposes of these Procedures a “Substantial Shareholder” is any entity or individual person that has Beneficial Ownership of at least 845,483 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock).

The following procedures apply for declarations of worthlessness of Common Stock:

a.
Any person or entity that currently is or becomes a 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a Declaration of Status as a 50-Percent Shareholder, substantially in the form attached to the Procedures as Exhibit 1D, on or before the later of (i) 30 calendar days after the date of the Notice of Interim Order, and (ii) ten calendar days after becoming a 50-Percent Shareholder; provided that, for the avoidance of doubt, the other Procedures set forth herein shall apply to any 50-Percent Shareholder even if no Declaration of Status as a 50-Percent Shareholder has been filed.

a.
Prior to filing any federal or state tax return, or any amendment to such a return, or taking any other action that claims any deduction for worthlessness of Beneficial Ownership of Common Stock for a taxable year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a declaration of intent to claim a worthless stock deduction (a “Declaration of Intent to Claim a Worthless Stock Deduction”), substantially in the form attached to the Procedures as Exhibit 1E.

i.
The Debtors shall have 30 calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such claim might adversely affect the Debtors’ ability to utilize their Tax Attributes.

ii.
If the Debtors timely object, the filing of the tax return or amendment thereto with such claim will not be permitted unless approved by a final and non-appealable order of the Court, unless the Debtors withdraw such objection.

iii.
If the Debtors do not object within such 30-day period, the filing of the return or amendment with such claim will be permitted solely as described in the Declaration of Intent to Claim a Worthless Stock Deduction. Additional returns and amendments within the scope of this section must be the subject of additional notices as set forth herein, with an additional 30-day waiting period. To the extent that the Debtors receive an appropriate Declaration of Intent to Claim a Worthless Stock Deduction and determine in their business judgment not to object, they shall provide notice of that decision as soon as is reasonably practicable to any statutory committee(s) appointed in these chapter 11 cases.
The following notice procedures apply to these Procedures:

a.
No later than two business days following entry of the Interim Order, the Debtors shall serve by first class mail, substantially in the form of Exhibit 1F attached to these Procedures (the “Notice of Interim Order”), on: (i) the Office of the United States Trustee for the Southern District of Texas; (ii) the entities listed on the Consolidated List of Creditors Holding the 50 Largest Unsecured Claims; (iii) the U.S. Securities and Exchange Commission; (iv) the Internal Revenue Service; (v) any official committees appointed in these chapter 11 cases; and (vi) all registered and nominee holders of Common Stock (with instructions to serve down to the beneficial holders of Common Stock, as applicable). Additionally, no later than two business days following entry of the Final Order, the Debtors shall serve a Notice of Interim Order modified to reflect that the Final Order has been entered (as modified, the “Notice of Final Order”) on the same entities and individuals that received the Notice of Interim Order.

b.
All registered and nominee holders of Common Stock shall be required to serve the Notice of Interim Order or Notice of Final Order, as applicable, on any holder for whose benefit such registered or nominee holder holds such Common Stock down the chain of ownership for all such holders of Common Stock.

c.
Any entity or individual, or broker or agent acting on such entity’s or individual’s behalf, who sells Common Stock to another entity or individual shall be required to serve a copy of the Notice of Interim Order or Notice of Final Order, as applicable, on such purchaser of such Common Stock, or any broker or agent acting on such purchaser’s behalf.

d.
As soon as is practicable following entry of the Interim Order, the Debtors shall (i) submit a copy of the Notice of Interim Order (modified for publication) for publication in The Wall Street Journal (national edition); (ii) submit a copy of the Notice of Interim Order (modified for publication) to Bloomberg Professional Service for potential publication by Bloomberg; and (iii) file a Form 8-K with a reference to the entry of the Interim Order.

e.
To the extent confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided that any such declarations served on the Debtors shall not be in redacted form. The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent otherwise required by law; or (iii) to the extent that the information contained therein is already public; provided that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. To the extent confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

Exhibit 1A
Declaration of Status as a Substantial Shareholder

1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
WESTMORELAND COAL COMPANY, et al.,	)	Case No. 18-35672 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
DECLARATION OF STATUS AS A SUBSTANTIAL SHAREHOLDER

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock of Westmoreland Coal Company or of any Beneficial Ownership therein (the “Common Stock”). Westmoreland Coal Company is a debtor and debtor in possession in Case No. 18-[______] (___) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, as of __________ __, 2018, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

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PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP, proposed counsel to the Debtors; and any other parties entitled to notice under the Order.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Substantial Shareholder)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)

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Exhibit 1B
Declaration of Intent to Accumulate Common Stock

1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
WESTMORELAND COAL COMPANY, et al.,	)	Case No. 18-35672 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
DECLARATION OF INTENT TO ACCUMULATE COMMON STOCK

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock of Westmoreland Coal Company or of any Beneficial Ownership therein (the “Common Stock”). Westmoreland Coal Company is a debtor and debtor in possession in Case No. 18-[_____] (___) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, if applicable, on ___________ __, 2018, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock.

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PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ___________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP, proposed counsel to the Debtors; and any other parties entitled to notice under the Order.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.
PLEASE TAKE FURTHER NOTICE that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 30‑day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.
PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and

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accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)

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Exhibit 1C
Declaration of Intent to Transfer Common Stock

1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
WESTMORELAND COAL COMPANY, et al.,	)	Case No. 18-35672 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
DECLARATION OF INTENT TO TRANSFER COMMON STOCK

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock of Westmoreland Coal Company or of any Beneficial Ownership therein (the “Common Stock”). Westmoreland Coal Company is a debtor and debtor in possession in Case No. 18-[_____] pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, if applicable, on __________ __, 2018, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock after such transfer becomes effective.

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PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.
PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors; Kirkland & Ellis LLP, proposed counsel to the Debtors; and any other parties entitled to notice under the Order.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.
PLEASE TAKE FURTHER NOTICE that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 30‑day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.
PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and

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accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)

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Exhibit 1D
Declaration of Status as a 50-Percent Shareholder

4

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
WESTMORELAND COAL COMPANY, et al.,	)	Case No. 18-35672 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
DECLARATION OF STATUS AS A 50-PERCENT SHAREHOLDER

PLEASE TAKE NOTICE that the undersigned party is/has become a 50-Percent Shareholder with respect to the common stock of Westmoreland Coal Company or of any Beneficial Ownership therein (the “Common Stock”). Westmoreland Coal Company is a debtor and debtor in possession in Case No. 18-[_____] (___) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, as of _________ __, 2018, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

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PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP, proposed counsel to the Debtors.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.
Respectfully submitted,
(Name of 50-Percent Shareholder)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)

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Exhibit 1E
Declaration of Intent to Claim a Worthless Stock Deduction

7

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
WESTMORELAND COAL COMPANY, et al.,	)	Case No. 18-35672 (MI)
)
Debtors.	)	(Joint Administration Requested)
	)	(Emergency Hearing Requested)
DECLARATION OF INTENT TO CLAIM A WORTHLESS STOCK DEDUCTION

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to claim a worthless stock deduction (the “Proposed Worthlessness Claim”) with respect to one or more shares of common stock of Westmoreland Coal Company or of any Beneficial Ownership therein (the “Common Stock”). Westmoreland Coal Company is a debtor and debtor in possession in Case No. 18-[_____] (___) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that on _________ __, 2018, the undersigned party filed a Declaration of Status as a 50-Percent Shareholder with the Court and served copies thereof as set forth therein.
PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Worthlessness Claim, the undersigned party proposes to declare that ________ shares of Common Stock became worthless during the tax year ending __________.
PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

8

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP, proposed counsel to the Debtors.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Worthlessness Claim described herein. If the Debtors file an objection, such Proposed Worthlessness Claim will not be effective unless such objection is withdrawn by the Debtors or such action is approved by a final and non-appealable order of the Bankruptcy Court. If the Debtors do not object within such 30-day period, then after expiration of such period the Proposed Worthlessness Claim may proceed solely as set forth in this Declaration.
PLEASE TAKE FURTHER NOTICE that any further claims of worthlessness contemplated by the undersigned party will each require an additional notice filed with the Court to be served in the same manner as this Declaration and are subject to an additional 30-day waiting period.
PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

9

Respectfully submitted,
(Name of Declarant)

By: ________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________
Dated:    _____________ __, 20__
_______________, __________
(City)        (State)

10

Exhibit 1F
Notice of Interim Order

11

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
WESTMORELAND COAL COMPANY, et al.,	)	Case No. 18-35672 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
NOTICE OF DISCLOSURE PROCEDURES
APPLICABLE TO CERTAIN HOLDERS OF COMMON
STOCK, DISCLOSURE PROCEDURES FOR TRANSFERS OF
AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO
COMMON STOCK, AND FINAL HEARING ON THE APPLICATION THEREOF

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF WESTMORELAND COAL COMPANY (THE “COMMON STOCK”):
PLEASE TAKE NOTICE that on October 9, 2018 (the “Petition Date”), the above‑captioned debtors and debtors in possession (collectively, the “Debtors”), filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.
PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. __] (the “Motion”).
PLEASE TAKE FURTHER NOTICE that on [______], 2018, the Court entered the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and

Declarations of Worthlessness with Respect to Common Stock and Granting Related Relief [Docket No. __] (the “Order”) approving procedures for certain transfers of and declarations of worthlessness with respect to Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder or person that may become a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.
PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.
PLEASE TAKE FURTHER NOTICE that pursuant to the Order, a 50-Percent Shareholder may not claim a worthless stock deduction with respect to Common Stock, or Beneficial Ownership of Common Stock, in violation of the Procedures, and any such deduction in violation of the Procedures shall be null and void ab initio, and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction.
PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the proposed notice, claims, and solicitation agent for the Debtors, Donlin, Recano & Company, Inc., will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txsb.uscourts.gov for a fee, or free of charge by accessing the Debtors’ restructuring website at www.donlinrecano.com/westmoreland.

2

PLEASE TAKE FURTHER NOTICE that the final hearing (the “Final Hearing”) on the Motion shall be held on _________, 2018, at__:__ _.m., prevailing Central Time.  Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time, on _________, 2018, and shall be served on the Notice Parties.  In the event no objections to entry of a final order on the Motion are timely received, this Court may enter such final order without need for the Final Hearing.
PLEASE TAKE FURTHER NOTICE that failure to follow the Procedures set forth in the Order shall constitute a violation of, among other things, the automatic stay provisions of Section 362 of the Bankruptcy Code.
PLEASE TAKE FURTHER NOTICE that any prohibited purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock, Beneficial Ownership thereof, or Option with respect thereto in violation of the Order is prohibited and shall be null and void ab initio and may be subject to additional sanctions as this Court may determine.
PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

[Remainder of page intentionally left blank.]

3

Houston, Texas
October 9, 2018

/s/ Patricia B. Tomasco
Patricia B. Tomasco (Bar No. 01797600)	James H.M. Sprayregen, P.C.
Matthew D. Cavenaugh (Bar No. 24062656)	Michael B. Slade (Bar No. 24013521)
Jennifer F. Wertz (Bar No. 24072822)	Gregory F. Pesce (pro hac vice admission pending)
JACKSON WALKER L.L.P.	KIRKLAND & ELLIS LLP
1401 McKinney Street, Suite 1900	KIRKLAND & ELLIS INTERNATIONAL LLP
Houston, Texas 77010	300 North LaSalle
Telephone: (713) 752-4200	Chicago, Illinois 60654
Facsimile: (713) 752-4221	Telephone: (312) 862-2000
Email: ptomasco@jw.com	Facsimile: (312) 862-2200
mcavenaugh@jw.com	Email: james.sprayregen@kirkland.com
jwertz@jw.com	michael.slade@kirkland.com
gregory.pesce@kirkland.com
Proposed Co-Counsel to the Debtors	-and-
and Debtors in Possession	Edward O. Sassower, P.C.
Stephen E. Hessler, P.C. (pro hac vice admission pending)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: edward.sassower@kirkland.com
stephen.hessler@kirkland.com
-and-
Anna G. Rotman, P.C. (TX Bar No. 24046761)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
609 Main Street
Houston, Texas 77002
Telephone: (713) 836-3600
Email: anna.rotman@kirkland.com

Proposed Co-Counsel to the Debtors
and Debtors in Possession

1